Exhibit 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

)
RICHARD KUBERSKI and ERIC L.	)	Case No. 12 C 7993
LAWTON, derivatively and on behalf of	)
Nominal Defendant LIME ENERGY CO.,	)	(Consolidated with Case No. 13 C 1708)
)
Plaintiffs,	)	District Judge: Hon. Harry D. Leinenweber
)
vs.	)	Magistrate Judge: Hon. Sidney I. Schenkier
)
JOHN O’ROURKE, JEFFREY MISTARZ,	)
DAVID ASPLUND, GREGORY	)
BARNUM, CHRISTOPHER CAPPS,	)
WILLIAM CAREY, JR., JOSEPH	)
DESMOND, STEPHEN GLICK,	)
PRADEEP KAPADIA, RICHARD	)
KIPHART, DANIEL PARKE, and DAVID	)
VALENTINE,	)
)
Defendants.	)
)
-and-)
)
LIME ENERGY CO., a Delaware corporation,	)
)
Nominal Defendant.	)
)

NOTICE OF PENDENCY AND SETTLEMENT

OF SHAREHOLDER DERIVATIVE ACTION

TO:                         ALL HOLDERS OF LIME ENERGY CO. (“LIME”) COMMON STOCK AS OF APRIL 1, 2015 AND THEIR RESPECTIVE SUCCESSORS-IN-INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THIS ACTION.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and by Order of the United States District Court for the Northern District of Illinois, of the proposed settlement (the “Settlement”) of the above-captioned consolidated shareholder derivative action (the “Action”). The terms of the Settlement of the Action are set forth in a Stipulation of Settlement dated April 1, 2015 (the “Stipulation”), and all capitalized terms herein shall have the same meanings as set forth in the Stipulation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is attached to a Form 8-K that will be filed with the Securities and Exchange Commission and published on the investor relations section of Lime’s website.

The Action was brought derivatively on behalf of Lime against certain current and former officers and directors of the Company for alleged breaches of fiduciary duties arising out of the misreporting of revenue in the Company’s financial statements for the years ended 2008, 2009, 2010, and 2011, and the quarter ended March 31, 2012, and the failure to file quarterly or annual financial statements during the remainder of 2012. Defendants have denied and continue to deny each and every one of the claims and contentions alleged in the Action. The terms of the Settlement set forth in the Stipulation include the adoption by the Company of a number of corporate governance and compliance enhancements, such as putting in place certain accounting monitoring controls and establishing and communicating certain policies related to financial reporting. As set forth in the Stipulation, Derivative Plaintiffs intend to apply for court approval of an award of attorneys’ fees and expenses in an amount of $335,000. In addition, the Derivative Counsel intend to apply for court approval of a service award to each Derivative Plaintiff in the amount of $1,500 to be paid out of the award of attorneys’ fees and expenses, in recognition of the Derivative Plaintiffs’ participation and efforts in the prosecution of the Action. Defendants have agreed not to oppose such applications.

A hearing on the Settlement (the “Settlement Hearing”) will be held on July 7, 2015, 2015, at 9:00 a.m., before United States District Judge Harry D. Leinenweber, in the United States District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604 (the “Court”): (i) to determine whether the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate and in the best interests of Lime’s shareholders; (ii) to determine whether a final judgment should be entered dismissing the Action as to all Defendants with prejudice and extinguishing and releasing any and all Released Claims (as defined in the Stipulation); and (iii)

to determine, if the Court approves the Settlement and enters its final Judgment, whether it should grant Derivative Counsel’s application for an award of attorneys’ fees and expenses in an amount not exceeding $335,000. The date and location of the Settlement Hearing may be changed by the Court without further notice.

Any Current Lime Shareholder who wishes to be heard with respect to the Stipulation, the Settlement, the Judgment proposed to be entered herein and/or the application for an award of attorneys’ fees and expenses may appear in person or by his, her or its attorney at the Settlement Hearing and present any evidence that may be proper and relevant; provided that no later than fourteen (14) days prior to the Settlement Hearing, such Person submits to the Clerk of the Court, United States District Court, Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604: (a) a written notice of the intention to appear; (b) proof of ownership of Lime common stock as well as documentary evidence of when such stock ownership was acquired; (c) a detailed statement of the matters to be presented to the Court and the grounds therefore or the reasons why such Person desires to appear and to be heard; and (d) all documents and writings supporting such position. In addition, upon or before filing such papers with the Clerk of the Court, such papers shall be served by hand or overnight mail on the following counsel of record:

Francis A. Bottini, Jr.

BOTTINI & BOTTINI, INC.

7817 Ivanhoe Avenue, Suite 102

La Jolla, California 92037

Tel: (858) 914-2001

Co-Lead Counsel for the Derivative Plaintiffs

and

Laurence M. Rosen

THE ROSEN LAW FIRM, P.A.

275 Madison Avenue, 34th Floor

New York, New York 10016

Tel: (212) 686-1060

Co-Lead Counsel for the Derivative Plaintiffs

and

Matthew Thomas Heffner

HEFFNER & HURST LLP

30 North LaSalle Street, Suite 1210

Chicago, Illinois 60602

Tel: (312) 346-3466

Liaison Counsel for the Derivative Plaintiffs

and

Melanie E. Walker

SIDLEY AUSTIN LLP

One South Dearborn Street

Chicago, Illinois 60603

Tel: (312) 853-7036

Counsel for Defendants

Attendance at the Settlement Hearing is not necessary for an objection to be considered by the Court; however, any Person wishing to be heard at the Settlement Hearing is required to state in his, her or its written objection that he, she or it intends to appear at the hearing. Any Person who fails to object in the manner prescribed above shall be deemed to have waived such objection(s) and shall be forever barred from raising such objection(s) or otherwise contesting the Settlement in this or any other action or proceeding.

This Notice does not purport to be a comprehensive description of the Action, the pleadings, the terms of the Settlement or Stipulation, or Settlement Hearing. For a more detailed statement of the matters involved in this litigation and Settlement, you may inspect the pleadings, the Stipulation, the Orders entered by the Court and other papers filed in the Action at the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604, during regular business hours of each business day. Questions may be directed in writing to Francis A. Bottini, Jr., Bottini & Bottini, Inc., 7817 Ivanhoe Avenue, Suite 102, La Jolla, California 92037 or to Laurence M. Rosen, The Rosen Law Firm, P.A., 275 Madison Avenue, 34th Floor, New York, New York 10016 or to Matthew Thomas Heffner, Heffner & Hurst LLP, 30 North LaSalle Street, Suite 1210, Chicago, Illinois 60602.

DATED: April 30, 2015	BY ORDER OF THIS COURT
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

DO NOT CONTACT THE COURT

REGARDING THIS NOTICE